                                                                     EXHIBIT 4.1



                                    INDENTURE




                            DATED AS OF JULY 1, 1998


                                      AMONG


                            ROMACORP, INC., AS ISSUER


                          THE GUARANTORS NAMED HEREIN,


                                       AND


               UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE


                               ------------------

                          $100,000,000 PRINCIPAL AMOUNT

                       12% SENIOR NOTES DUE 2006, SERIES A
                       12% SENIOR NOTES DUE 2006, SERIES B

                              CROSS-REFERENCE TABLE


TRUST INDENTURE
INDENTURE
  ACT SECTION                                                          SECTION
  -----------                                                          -------
Section 310(a)(1)                                                          7.10
           (a)(2)                                                          7.10
           (a)(3)                                                          N.A.
           (a)(4)                                                          N.A.
           (a)(5)                                                          7.08, 7.10.
           (b)                                                             7.08; 7.10; 13.02
           (c)                                                             N.A.
Section 311(a)                                                             7.11
           (b)                                                             7.11
           (c)                                                             N.A.
Section 312(a)                                                             2.05
           (b)                                                             13.03
           (c)                                                             13.03
Section 313(a)                                                             7.06
           (b)(1)                                                          7.06
           (b)(2)                                                          7.06
           (c)                                                             7.06; 13.02
           (d)                                                             7.06
Section 314(a)                                                             4.11; 4.12; 13.02
           (b)                                                             N.A.
           (c)(1)                                                          13.04
           (c)(2)                                                          13.04
           (c)(3)                                                          N.A.
           (d)                                                             N.A.
           (e)                                                             13.05
           (f)                                                             N.A.
Section 315(a)                                                             7.01(b)
           (b)                                                             7.05; 13.02
           (c)                                                             7.01(a)
           (d)                                                             7.01(c)
           (e)                                                             6.11
Section 316(a)(last sentence)                                              2.09
           (a)(1)(A)                                                       6.05
           (a)(1)(B)                                                       6.04
           (a)(2)                                                          N.A.
           (b)                                                             6.07
           (c)                                                             10.04
Section 317(a)(1)                                                          6.08
           (a)(2)                                                          6.09
           (b)                                                             2.04
Section 318(a)                                                             13.01

----------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.                                                                        1
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act.                                 19
SECTION 1.03.     Rules of Construction.                                                             20

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.     Form and Dating.                                                                   20
SECTION 2.02.     Execution and Authentication.                                                      21
SECTION 2.03.     Registrar and Paying Agent.                                                        21
SECTION 2.04.     Paying Agent To Hold Assets in Trust.                                              22
SECTION 2.05.     Holder Lists.                                                                      22
SECTION 2.06.     Transfer and Exchange.                                                             22
SECTION 2.07.     Replacement Securities.                                                            23
SECTION 2.08.     Outstanding Securities.                                                            23
SECTION 2.09.     Treasury Securities.                                                               24
SECTION 2.10.     Temporary Securities.                                                              24
SECTION 2.11.     Cancellation.                                                                      24
SECTION 2.12.     Defaulted Interest.                                                                24
SECTION 2.13.     CUSIP Number.                                                                      25
SECTION 2.14.     Deposit of Moneys.                                                                 25
SECTION 2.15.     Book-Entry Provisions for Global Securities.                                       25
SECTION 2.16.     Registration of Transfers and Exchanges.                                           26

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee.                                                                30
SECTION 3.02.     Selection of Securities To Be Redeemed.                                            30
SECTION 3.03.     Notice of Redemption.                                                              30
SECTION 3.04.     Effect of Notice of Redemption.                                                    31
SECTION 3.05.     Deposit of Redemption Price.                                                       31
SECTION 3.06.     Securities Redeemed in Part.                                                       32

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Securities.                                                             32
SECTION 4.02.     Maintenance of Office or Agency.                                                   32
SECTION 4.03.     Limitations on Transactions with Affiliates.                                       33
SECTION 4.04.     Limitation on Incurrence of Additional Indebtedness.                               34
SECTION 4.05.     Limitation on Asset Sales.                                                         34

                                                                                                   PAGE
                                                                                                   ----
SECTION 4.06.     Limitation on Restricted Payments.                                                 36
SECTION 4.07.     Corporate Existence.                                                               38
SECTION 4.08.     Payment of Taxes and Other Claims.                                                 38
SECTION 4.09.     Notice of Defaults.                                                                39
SECTION 4.10.     Maintenance of Properties and Insurance.                                           39
SECTION 4.11.     Compliance Certificate.                                                            39
SECTION 4.12.     Reports to Holders.                                                                40
SECTION 4.13.     Waiver of Stay, Extension or Usury Laws.                                           40
SECTION 4.14.     Change of Control.                                                                 40
SECTION 4.15.     Conduct of Business.                                                               41
SECTION 4.16.     Limitations on Dividend and Other Payment Restrictions Affecting
                          Subsidiaries.                                                              41
SECTION 4.17.     Limitation on Preferred Stock of Restricted Subsidiaries.                          42
SECTION 4.18.     Limitation on Liens.                                                               42
SECTION 4.19.     Issuance of Subsidiary Guarantees.                                                 43
SECTION 4.20.     Payments for Consents.                                                             43
SECTION 4.21.     Further Instruments and Acts.                                                      40


                                  ARTICLE FIVE

                               MERGERS; SUCCESSORS

SECTION 5.01.     Mergers, Consolidation and Sale of Assets.                                         43
SECTION 5.02.     Successor Substituted.                                                             45

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default.                                                                 45
SECTION 6.02.     Acceleration.                                                                      46
SECTION 6.03.     Other Remedies.                                                                    47
SECTION 6.04.     Waiver of Past Default.                                                            48
SECTION 6.05.     Control by Majority.                                                               48
SECTION 6.06.     Limitation on Suits.                                                               48
SECTION 6.07.     Rights of Holders To Receive Payment.                                              49
SECTION 6.08.     Collection Suit by Trustee.                                                        49
SECTION 6.09.     Trustee May File Proofs of Claim.                                                  49
SECTION 6.10.     Priorities.                                                                        50
SECTION 6.11.     Undertaking for Costs.                                                             50


                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.                                                                 50
SECTION 7.02.     Rights of Trustee.                                                                 51
SECTION 7.03.     Individual Rights of Trustee.                                                      52

                                                                                                   PAGE
                                                                                                   ----
SECTION 7.04.     Trustee's Disclaimer.                                                              52
SECTION 7.05.     Notice of Defaults.                                                                53
SECTION 7.06.     Reports by Trustee to Holders.                                                     53
SECTION 7.07.     Compensation and Indemnity.                                                        53
SECTION 7.08.     Replacement of Trustee.                                                            54
SECTION 7.09.     Successor Trustee by Merger, etc.                                                  55
SECTION 7.10.     Eligibility; Disqualification.                                                     55
SECTION 7.11.     Preferential Collection of Claims Against the Company.                             55

                                  ARTICLE EIGHT

                             [INTENTIONALLY OMITTED]


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.     Termination of the Company's Obligations.                                          56
SECTION 9.02.     Legal Defeasance and Covenant Defeasance.                                          59
SECTION 9.03.     Conditions to Legal Defeasance or Covenant Defeasance.                             60
SECTION 9.04.     Application of Trust Money.                                                        60
SECTION 9.05.     Repayment to the Company.                                                          60
SECTION 9.06.     Reinstatement.                                                                     60

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.    Without Consent of Holders.                                                        61
SECTION 10.02.    With Consent of Holders.                                                           62
SECTION 10.03.    Compliance with Trust Indenture Act.                                               63
SECTION 10.04.    Revocation and Effect of Consents.                                                 63
SECTION 10.05.    Notation on or Exchange of Securities.                                             63
SECTION 10.06.    Trustee To Sign Amendments, etc.                                                   63


                                 ARTICLE ELEVEN

                                    GUARANTEE

SECTION 11.01.    Unconditional Guarantee.                                                           64
SECTION 11.02.    Severability.                                                                      64
SECTION 11.03.    Limitation of Guarantor's Liability.                                               65
SECTION 11.04.    Contribution.                                                                      65
SECTION 11.05.    Execution of Guarantee.                                                            65
SECTION 11.06.    Subordination of Subrogation and Other Rights.                                     65

                                 ARTICLE TWELVE

                                                                                                   PAGE
                                                                                                   ----
                             [INTENTIONALLY OMITTED]


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.    Trust Indenture Act Controls.                                                       66
SECTION 13.02.    Notices.                                                                            66
SECTION 13.03.    Communications by Holders with Other Holders.                                       68
SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.                                 68
SECTION 13.05.    Statements Required in Certificate or Opinion.                                      68
SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar.                                          68
SECTION 13.07.    Governing Law.                                                                      69
SECTION 13.08.    No Recourse Against Others.                                                         69
SECTION 13.09.    Successors.                                                                         69
SECTION 13.10.    Counterpart Originals.                                                              69
SECTION 13.11.    Severability.                                                                       69
SECTION 13.12.    No Adverse Interpretation of Other Agreements.                                      69
SECTION 13.13.    Legal Holidays.                                                                     69

SIGNATURES                                                                                           S-1

EXHIBIT A         Form of Series A Security.                                                         A-1
EXHIBIT B         Form of Series B Security.                                                         B-1
EXHIBIT C         Form of Legend for Global Securities.                                              C-1
EXHIBIT D         Form of Transfer Certificate.                                                      D-1
EXHIBIT E         Form of Transfer Certificate for Institutional Accredited Investors.               E-1

-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of July 1, 1998, among ROMACORP, INC., a Delaware corporation (the "Company"), as Issuer, each of the GUARANTORS named herein, as guarantors, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Additional Interest" has the meaning provided in the Registration Rights Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Affiliate Transaction" see Section 4.03.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and

Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section
5.01 of this Indenture or any disposition that constitutes a Change of Control,
(iii) the licensing of intellectual property, (iv) disposals or replacements of obsolete, uneconomical, negligible, surplus or worn out property, (v) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of the Company of assets or property in connection with Restricted Payments permitted under Section 4.06 of this Indenture; and (vi) any disposition of up to three restaurants owned by the Company as of the Issue Date pursuant to a Sale and Lease Back Transaction involving such properties.

                  "Bankruptcy Law" see Section 6.01.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

                  "Change of Control" means the occurrence of one or more of the following events: (i) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or Holdings; or (iv) the first day on which a majority of the members of the Board of Directors of the Company or Holdings during the two year period immediately preceding such date are not Continuing Directors. Notwithstanding anything to the contrary contained in the foregoing, a "Change of Control" shall not be deemed to occur upon consummation of (A) the Recapitalization, (B) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (C) any transaction described in clause (i) of the immediately preceding sentence if, after giving effect to such transaction, no Person or Group (other than the Permitted Holders) shall beneficially own, directly or indirectly, shares of Capital Stock representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or Holdings, as the case may be.

                  "Change of Control Date" see Section 4.14.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges, (D) an amount equal to any extraordinary loss or loss realized in connection with an asset sale and (E) for any fiscal year of the Company commencing on or after 2000; pre-opening expenses relating to the opening of restaurants not to exceed $3.0 million in any one fiscal year less, to the extent Consolidated Net Income has been increased thereby, any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the amount of all dividend payments on any series of preferred stock of such Person (other than dividends paid in Qualified Capital Stock paid, accrued or scheduled to be paid or accrued during such period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted

Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and (b) the net costs under Interest Swap Obligations; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, but, in each case of clauses (i) and (ii) excluding any amortization or write-off of deferred financing costs.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales (without giving effect to the proviso therein) or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains and losses, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net loss of any Person other than a Restricted Subsidiary of the Company, (f) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (i) non-cash, non-recurring charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of prepaid cash expense that was paid in a prior period not included in the calculation), (j) non-cash compensation charges, including any arising from stock options, (k) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (l) expenses related to the Recapitalization, (m) any expense resulting from any amortization or write-off or deferred financing costs and (n) expenses related to amortization of goodwill resulting from purchase accounting not to exceed $1.0 million in any four fiscal quarter period.

                  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Consolidated Tangible Assets" means, with respect to any Person, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who (i) was a member of such

Board of Directors on the first day of the two-year period immediately preceding such date of determination or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Principal or its Affiliates or was nominated by the Principal or its Affiliates or any designees of the Principal or its Affiliates on the Board of Directors.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

                  "Covenant Defeasance" has the meaning set forth in Section
9.02.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                  "Custodian" see Section 6.01.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than upon the occurrence of a Change of Control), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities.

                  "Domestic Wholly Owned Restricted Subsidiary" means a Wholly Owned Restricted Subsidiary incorporated or otherwise organized under the laws of the United States, any state thereof or any territory or possession of the United States.

                  "Event of Default" see Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Securities" means the 12% Senior Notes due 2006, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

                  "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Final Maturity Date" means July 1, 2006.

                  "Funding Guarantor" see Section 11.04.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date. Except as otherwise set forth herein, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

                  "Global Securities" means one or more IAI Global Securities, Reg. S Global Securities and 144A Global Securities.

                  "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

                  "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

                  "Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Securities by any Restricted Subsidiary in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

                  "Guarantor" means any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

                  "Holder" means the registered holder of any Security.

                  "Holdings" means Romacorp Restaurant Holdings, Inc.

                  "IAI Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold to Institutional Accredited Investors.

                  "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes of this Indenture, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Initial Securities" means the 12% Senior Notes due 2006, Series A, of the Company.

                  "Initial Purchasers" means Salomon Brothers Inc and Schroder & Co. Inc.

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest" means, with respect to the Securities, the sum of any cash interest and any

Additional Interest on the Securities.

                  "Interest Payment Date" means each semiannual interest payment date on January 1 and July 1 of each year, commencing January 1, 1999.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the December 15 or June 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.06 of this Indenture, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall be included in Consolidated Net Income to the extent such amounts have so reduced the amount of any Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means the date of original issuance of the Securities.

                  "Legal Defeasance" has the meaning set forth in Section 9.02.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, post-closing adjustments, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "New Revolving Credit Facility" means the Credit Agreement dated as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacities as lenders thereunder and The Provident Bank, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

                  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 days nor more than 30 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than three Business Days after the Expiration Date. The Company shall notify the Trustee at least five Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:
(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the

Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");
(5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or the Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and in accordance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

                  An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

                  "Officer" of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases), the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person.

                  "Officers' Certificate" of any Person means a certificate signed on behalf of such Person or the general partner, in the case of a limited partnership, or member, in the case of a limited liability company, of such Person by the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person, that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

                  "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Participant" has the meaning set forth in Section 2.15.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Permitted Holders" means (i) the Principal, (ii) Eric D. Bommer, David S. Lobel and John F. McCormack and (iii) any Person, a majority of the voting power represented by the issued and outstanding Capital Stock of which is beneficially owned, directly or indirectly, by one or more Persons identified in clauses (i) and (ii) of this definition.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness under the Securities and the Exchange Notes issued in exchange therefor;

                   (ii) Indebtedness incurred pursuant to the New Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed $20.0 million;

                  (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                   (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                    (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                   (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the

         Company, in each case subject to no Lien (other than Liens permitted under this Indenture) held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien (other than Liens permitted under this Indenture) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company of such Indebtedness;

                  (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien (other than Liens permitted under this Indenture) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

                 (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

                   (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                    (x) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries not to exceed the greater of $10.0 million and 5% of Consolidated Tangible Assets of the Company at any one time outstanding;

                   (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

                  (xii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

                 (xiii) guarantees by the Company and the Guarantors of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

                  (xiv) Refinancing Indebtedness; and

                   (xv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $7.0 million at any one time outstanding.

                  "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments not to exceed $5.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with
Section 4.05 of this Indenture; (ix) accounts receivable created or acquired in the ordinary course of business; (x) guarantees by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under this Indenture; and (xi) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company.

                  "Permitted Liens" means the following types of Liens:

                    (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                   (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                   (iv) judgment Liens not giving rise to an Event of Default;

                    (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of the real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                   (vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (vii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                 (viii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                   (ix) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                    (x) Liens securing (a) Capitalized Lease Obligations permitted pursuant to clause (x) of the definition of "Permitted Indebtedness" and (b) Liens securing Purchase Money Indebtedness (including by means of a Capitalized Lease Obligation) incurred in accordance with this Indenture; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

                  (xi) Liens securing Indebtedness under Currency Agreements;

                  (xii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.04 of this Indenture; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

                 (xiii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not in the aggregate exceed $3.0 million at any one time outstanding;

                  (xiv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases (other than Capitalized Lease Obligations);

                  (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

                  (xvii) Liens existing on the Issue Date, together with any Liens securing Refinancing Indebtedness incurred in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

                  (xviii) Liens securing Indebtedness incurred pursuant to a Sale and Leaseback Transaction involving up to three restaurants owned by the Company as of the Issue Date; and

                  (xix) Liens securing Indebtedness under the New Revolving Credit Facility.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Securities" means one or more certificated Securities in registered form.

                  "preferred stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

                  "Principal" means Sentinel Inc.

                  "Private Exchange Notes" has the meaning provided in the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

                  "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company or of Holdings pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided that in the event of a Public Equity Offering by Holdings, Holdings contributes to the common equity capital of the Company (other than Disqualified Capital Stock of the Company) the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date) of the Securities to be so redeemed.

                  "Purchase Agreement" means the Purchase Agreement dated as of June 26, 1998 by and among the Company, the Guarantors named therein and the Initial Purchasers.

                  "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets).

                  "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Recapitalization" means the recapitalization of the Company on the Issue Date pursuant to the Recapitalization Agreement dated as of April 24, 1998, by and among the Company, NPC International, Inc., NPC Restaurant Holdings, Inc. and Sentinel Capital Partners, L.P.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of (A) for purposes of clause (xv) of the definition of Permitted Indebtedness, Indebtedness incurred in accordance with Section 4.04 of this Indenture (other than pursuant to clause
(ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), or (xv) of the definition of Permitted Indebtedness) or (B) for any other purpose, Indebtedness issued in accordance with Section 4.04 of this Indenture, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such

Refinancing) except to the extent such increase is otherwise permitted to be incurred under this Indenture or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or one or more Guarantors and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities or a Guarantee, then such Refinancing Indebtedness shall be subordinate or junior to the Securities or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Reg. S Global Security" means a global security in registered form representing the aggregate principal amount of Securities sold pursuant to Regulation S under the Securities Act.

                  "Registrar" see Section 2.03.

                  "Registration" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 1, 1998 by and among the Company, the Guarantors named therein and the Initial Purchasers.

                  "Restricted Payments" see Section 4.06.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities" means, collectively, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

                  "Strategic Equity Investment" means an Investment in Qualified Capital Stock of the Company or Holdings with cash proceeds to the Company or Holdings, as the case may be, of at least $30.0 million by a Strategic Investor; provided that in the case of a Strategic Equity Investment in Holdings, Holdings contributes to the common equity capital of the Company (other than Disqualified Capital Stock of the Company) the portion of the net cash proceeds of such Strategic Equity Investment necessary to pay the aggregate redemption price (plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date) of the Securities to be redeemed.

                  "Strategic Investors" means a Person, which, prior to the making of a Strategic Equity Investment, (i) is (or a Subsidiary of which is, or is a Subsidiary of a Person which, or a Subsidiary of which, is) engaged in a business which would be permitted to be conducted by the Company pursuant to
Section 4.15 of this Indenture and (ii) has (or is a Subsidiary of a Person which has) a common equity market capitalization of at least $2.0 billion.

                  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "United States Government Obligations" means direct non-callable obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

                  "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                  "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section
4.06 of this Indenture and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 of this Indenture and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities and the Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, a Guarantor or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.        Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01. Form and Dating.

                  The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule agreements to which the Company is subject, if any, or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall show such date. Global Securities shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02. Execution and Authentication.

                  Two Officers of the Company, including no more than one signing solely as Assistant Secretary, shall sign, or one Officer (other than as an Assistant Secretary) shall sign and the Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Officer's signature, the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $100,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time in exchange for (A) a like principal amount of Initial Securities or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Sections 2.07 and 2.08.

                  Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent for service of notices and demands and to deal with the Company and Affiliates of the Company. The Trustee shall not be liable for any act or any failure of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

                  The Securities shall be issuable only in fully registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to appoint and maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                  The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05.        Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five business days before each Interest Record Date and at such other times as the Trustee may request in writing, a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA
Section 312(a).

SECTION 2.06. Transfer and Exchange.

                  Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.05, 4.14, or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

                  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent may deem and treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07. Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

                  The Company shall notify the Trustee, in writing, when the Company, a Guarantor or any of their respective Affiliates repurchases or otherwise acquires Securities and of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

                  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, deliver canceled Securities to the Company. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has redeemed, paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

                  The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Securities.

                  If the Company defaults in a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(i) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13. CUSIP Number.

                  The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect in or omission of such CUSIP number. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

                  Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

                  (i) to register the transfer of the Physical Securities; or

                   (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for Registration of transfer or exchange:

                 (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for Registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation substantially in the form of Exhibit E hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                  (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a QIB or (II) to an Accredited Investor and, with respect to (II), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

                  (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall, unless either of the events in the proviso to
Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the Registration of transfer of an interest in a Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                    (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in Global Security for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as shall be reasonably acceptable to the Trustee and as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                  (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

                   (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of
(x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01. Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. The Company shall give such notice to the Trustee at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

                  In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

                  Notice of redemption shall be mailed by the Company by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

                  Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, unless the Company defaults in making the redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request signed by an Officer of the Company, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption.

                  Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.

                  Prior to 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06. Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver at the expense of the Company to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01. Payment of Securities.

                  The Company shall promptly pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due (including a redemption date) if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                  The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
13. The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as their office or agency in The Borough of Manhattan, The City of New York, for such purposes.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the office of United States Trust Company of New York in the Borough of Manhattan, the City of New York, as an agency of the Company in accordance with Section 2.03 (other than for the service of notice and demands).

SECTION 4.03. Limitations on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the

Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by Section 4.06 of this Indenture; (v) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of, its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (v) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Securities in any material respect; (vi) transactions permitted by, and complying with, the provisions of
Section 5.01 of this Indenture; (vii) the Recapitalization and the transactions contemplated by the Recapitalization Agreement; (viii) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; and (ix) transactions with customers, franchisees, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.04. Limitation on Incurrence of Additional Indebtedness.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company which are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

                  The Company will not, and will not permit any Guarantor to, incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or a

Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of the Company or a Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, solely by virtue of being unsecured.

SECTION 4.05. Limitation on Asset Sales.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this Section 4.05; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Indebtedness secured by assets subject to such Asset Sale (and, in the case of any such Indebtedness under any revolving credit facility, including the New Revolving Credit Facility, effect a permanent reduction in the availability under such revolving credit facility), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries as conducted in accordance with Section 4.15 of this Indenture or to acquire Capital Stock of any Person which upon such acquisition becomes a Restricted Subsidiary and which conducts business in accordance with Section 4.15 of this Indenture ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses
(iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an Offer to Purchase on the Purchase Date not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.05. The Company may defer the Offer to Purchase until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph) and, upon such application, the Net Proceeds Offer Amount shall be reset at zero.

                  Notwithstanding the immediately preceding paragraph, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the prior paragraph if (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company's Board of Directors) and (ii) at least 75% of the consideration for such Asset Sale constitutes Capital Stock of a Person which, upon acquisition, becomes a Restricted Subsidiary and which is in a business of the type described in Section 4.15 of this Indenture, long-term assets used or useful in such business and/or cash or Cash Equivalents; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be added to the Net Proceeds Offer Amount.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.05, and shall comply with the provisions of this
Section 4.05 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.05.

                  Each Offer to Purchase will be promptly mailed to the record Holders as shown on the register of Holders, and in any event, within 25 days following the Net Proceeds Offer Trigger Date (or if the Offer to Purchase has been deferred as described in the first paragraph of this Section 4.05, the date that the aggregate unutilized Net Proceeds Offer Amount equals or exceeds $5.0 million), with a copy to the Trustee and shall comply with the procedures set forth in this Indenture applicable to an Offer to Purchase. Upon receiving notice of the Offer to Purchase, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Securities in an amount exceeding the Net Proceeds Offer Amount, Securities of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). An Offer to Purchase shall remain open for a period of at least 20 and not more than 30 business days or such longer period as may be required by law. To the extent that the aggregate amount of Securities tendered pursuant to the Offer to Purchase is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Offer to Purchase, the Net Proceeds Offer Amount shall be reset at zero.

                  Not later than the date upon which written notice of an Offer to Purchase is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Net Proceeds Offer Amount, (ii) the allocation of the Net Cash Proceeds from the Asset Sale pursuant to which such Offer to Purchase is being made and (iii) the compliance of such allocation with the provisions of this Section 4.05. On such date, the Company shall also irrevocably deposit with the

Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Cash Equivalents, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Net Proceeds Offer Amount to be held for payment in accordance with the provisions of this Section 4.05. Upon the expiration of the period for which the Offer to Purchase remains open, the Company shall deliver, or cause to be delivered, to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the Purchase Price. In the event that the aggregate Purchase Price of the Securities delivered, or caused to be delivered, by the Company to the Trustee is less than the Net Proceeds Offer Amount applicable to the Securities, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the period for which the Offer to Purchase remains open for application in accordance with this Section 4.05.

                  At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.05. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of this Indenture by virtue thereof.

SECTION 4.06. Limitation on Restricted Payments.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any required payment, any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Securities or the Guarantee of such Guarantor or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 of this Indenture or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:
(w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to March 29, 1998 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net proceeds (including the fair market value of property other than cash (determined in good faith by the Board of Directors)) received by the Company from any Person (other than a Subsidiary of the Company) as a contribution to the common equity capital of the Company or from the issuance and sale of Qualified Capital Stock of the Company or from the issue or sale of Disqualified Capital Stock of the Company or Indebtedness of the Company that has been converted into Qualified Capital Stock of the Company, in each case subsequent to the Issue Date and on or prior to the Reference Date; plus (y) without duplication of any amounts included in clause (iii) (x) above, 100% of the aggregate net proceeds (including the fair market value of property other than cash (determined in good faith by the Board of Directors)) of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (x) and (y), any net cash proceeds from a Public Equity Offering or Strategic Equity Investment to the extent used to redeem the Securities in accordance with Article Three of this Indenture; plus (z) without duplication, the sum of (1) the aggregate amount returned (including the fair market value of property other than cash (determined in good faith by the Board of Directors)) on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1),
(2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or the payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Securities or a Guarantee either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase its equity or options in respect thereof, in each case in connection with the terms of any employee stock option or stock purchase agreements or other agreements to compensate management or other employees; provided that such redemptions or repurchases pursuant to this clause (4) shall not exceed $5.0 million (which amount shall be increased by the amount of any net cash proceeds to the Company from (x) sales of Capital Stock of the Company to management or other employees subsequent to the Issue Date to the extent such amounts have not been included in clause (iii) in the foregoing paragraph and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; provided, further, that the cancellation of Indebtedness owing to the Company from management or other employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under this Indenture; (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (6) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;
(7) payments or other distributions made in connection with the Recapitalization; (8) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Common Stock on a pro rata basis; (9) the making of distributions, loans or advances to Holdings in an amount not to exceed $300,000 per annum in order to permit Holdings to pay required and ordinary operating expenses of Holdings (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses);
(10) distributions to Holdings to fund the required tax obligations of Holdings related to income generated by the Company and its Restricted Subsidiaries and taxable to Holdings; and (11) if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $3.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses
(1), (2), 3(i), 3(ii)(A), (4), (8) and (11) shall be included in such calculation; provided that such expenditures pursuant to clause (4) shall not be included to the extent of cash proceeds received by the Company from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses
(3)(ii)(B), (5), (6), (7), (9), and (10) shall be excluded from such calculation.

                  As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time (whether pursuant to the first paragraph of this covenant or under clause (vii), (xi) or
(xii)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.07. Corporate Existence.

                  Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, partnership or other entity.

SECTION 4.08. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09. Notice of Defaults.

                  (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

                  (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10. Maintenance of Properties and Insurance.

                  (a) Subject to Article Five, the Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, as in the judgment of the Company may be necessary.

                  (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions as in the judgment of the Company may be necessary.

SECTION 4.11. Compliance Certificate.

                  The Company shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of the Company and within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4). The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the period commencing July 1, 1998 and ending September 30, 1998.

SECTION 4.12. Reports to Holders.

                  The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, following the effectiveness of the Exchange Offer Registration Statement, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a). Prior to the effectiveness of the Exchange Offer Registration Statement, the Company will provide upon request from Holders of the Securities or prospective holders the information required by Rule 144A(d)(4) under the Securities Act.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13. Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company, or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14. Change of Control.

                  (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date). The Company's obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

                  (b) Prior to the mailing of the notice referred to in clause
(a) above, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the New Revolving Credit Facility and all other Indebtedness of the Company's Restricted Subsidiaries the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Revolving Credit Facility and all other such Indebtedness of the Company's Restricted Subsidiaries and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Revolving Credit Facility and all other Indebtedness of the Company's Restricted Subsidiaries to permit the repurchase of the Securities pursuant to the Offer to Purchase. The Company shall first comply with the covenant in the immediately preceding sentence before they shall be required to repurchase Securities pursuant to the Offer to Purchase. The Company's failure to comply with the covenant described in the second preceding sentence or in clause (a) above shall constitute an Event of Default described in clause (iii) (and not in clause (ii)) of Section 6.01.

                  (c) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                  (d) If the Company make an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.15. Conduct of Business.

                  The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, reasonably related, ancillary or complementary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

SECTION 4.16. Limitations on Dividend and Other Payment Restrictions Affecting
                 Subsidiaries.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture, the Securities and the New Revolving Credit Facility; (3) non-assignment provisions of any contract or any lease; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired; (9) other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.04 of this Indenture; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances); and provided, further that after giving effect to any such encumbrance or restriction, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.04 of this Indenture; (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (11) Purchase Money Indebtedness for property acquired that impose restrictions of the nature described in clause (c) above on the property so acquired; (12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (2) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not permit any of its Restricted Subsidiaries (other than Guarantors) to issue any preferred stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any preferred stock of any Restricted Subsidiary of the Company which is not a Guarantor.

SECTION 4.18. Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or a Guarantee, the Securities or such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured, except for
(A) Liens existing as of the Issue Date and any extensions, renewals or replacements thereof; (B) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;
(C) Liens securing the Securities or a Guarantee; (D) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (E) Permitted Liens.

SECTION 4.19. Issuance of Subsidiary Guarantees.

                  If (a) any Domestic Wholly Owned Restricted Subsidiary incurs any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) or (b) any Restricted Subsidiary (whether or not a Domestic Wholly Owned Restricted Subsidiary) guarantees any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) of the Company or any Restricted Subsidiary then, in either case, the Company shall cause such Domestic Wholly Owned Restricted Subsidiary or Restricted Subsidiary, as the case may be, to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Wholly Owned Restricted Subsidiary or Restricted Subsidiary, as the case may be, shall unconditionally guarantee (each, a "Guarantee") all of the Company's obligations under the Securities and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Wholly Owned Restricted Subsidiary or Restricted Subsidiary, as the case may be, and constitutes a legal, valid, binding and enforceable obligation of such Domestic Wholly Owned Restricted Subsidiary or Restricted Subsidiary, as the case may be. Thereafter, such Domestic Wholly Owned Restricted Subsidiary or Restricted Subsidiary, as the case may be, shall be a Guarantor for all purposes of this Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Guarantee and become a Guarantor.

SECTION 4.20. Payments for Consents.

                  The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the Guarantees unless such consideration is offered to be paid to all Holders of the Securities who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21. Further Instruments and Acts.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                  ARTICLE FIVE

                               MERGERS; SUCCESSORS


SECTION 5.01. Mergers, Consolidation and Sale of Assets.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Senior Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.04 of this Indenture; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Notwithstanding clause (ii) of the preceding sentence, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                  No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.05 of this Indenture) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor under this Indenture, such Guarantor's Guarantee and the Registration Rights Agreement; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this Section 5.01; and
(v) the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 5.02. Successor Substituted.

                  In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the successor Company or successor Guarantor, as the case may be, and the successor Company or successor Guarantor, as the case may be, is to assume all the Obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such successor Company or successor Guarantor, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged and released from its Obligations under this Indenture and the Securities or such Guarantor shall be discharged from its Obligations under this Indenture and its Guarantee, as the case may be.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

                  Each of the following shall be an "Event of Default" for purposes of this Indenture:

                    (i) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

                   (ii) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (iii) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01 of this Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                   (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $5.0 million or more at any time;

                    (v) one or more judgments for the payment of money in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                   (vi) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary of the Company,
         (B) appoint a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (vii) any Guarantee ceases to be in full force and effect or any Guarantee declared to be null and void and unenforceable or any Guarantee is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a

         Guarantor in accordance with the terms of this Indenture).

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (iv) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (v),
(vi) or (vii), its status and what action the Company is taking or proposes to take with respect thereto.

                  The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent or any Holder.

SECTION 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (vi) of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) of Section 6.01 occurs with respect to the Company and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the outstanding Securities may, on behalf of the Holders of all of the Securities, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  The Holders of a majority in principal amount of the Securities may by notice to the Trustee waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities.

                  Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

                  Under this Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

                  Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section
10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section
6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section
6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.        Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), their respective creditors or their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except that the Trustee may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions. To the extent that the payment of any such amount due to the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amounts to be paid.

SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01. Duties of Trustee.

                  (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of a Default:

                    (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee, in its capacity as Trustee, Registrar or Paying Agent, shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or their respective Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its

Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b),
(c) and (d).

                  A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it, including costs of collection, in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

                  The Company shall indemnify the Trustee, Paying Agent and Registrar for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee) and attorneys' fees, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

                  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased pursuant to an Offer to Purchase or redeemed.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

                  (c) a custodian or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven. Nothing herein shall be deemed to prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against the Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                             [INTENTIONALLY OMITTED]


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 9.01. Termination of Company's Obligations.

              The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 9.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender or non-callable United States Government Obligations, or a combination thereof, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

              (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

              (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender or non-callable United States Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal and interest on the outstanding Securities to maturity or redemption, as well as the Trustee's fees and expenses; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal and interest with respect to the Securities; provided, further, that no deposits made pursuant to this Section 9.01(b) shall cause the Trustee to have a conflicting interest as defined in and for the purposes of the TIA; and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

              (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence);

              (d) the Company shall have paid all other sums payable by it hereunder; and

              (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the New Revolving Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

              Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 7.08 and
in this Article Nine shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 7.08,
9.05 and 9.06 shall survive.

              After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02. Legal Defeasance and Covenant Defeasance.

              (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
(b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 9.03.

              (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payments under Article Two and Section
4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of this Article Nine. Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

              (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.18 and Article Five
hereof and any Event of Default specified in Section 6.01 (iii), (iv) or (v) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01 (vi) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03 hereof, those events described under Section 6.01 (except those events described in Section 6.01 (i), (ii), (vi) and (vii)) will no longer constitute an Event of Default with respect to the Securities.

SECTION 9.03. Conditions to Legal Defeasance or Covenant Defeasance.

              The following shall be the conditions to the application of either
Section 9.02 (b) or 9.02 (c) hereof to the outstanding Securities:

              In order to exercise either Legal Defeasance or Covenant
Defeasance:

              (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be and irrevocably instructs the Trustee to apply such money or the proceeds of such United States Government Obligations to the payment of such principal and interest;

              (ii) in the case of an election under Section 9.02 (b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (iii) in the case of an election under Section 9.02 (c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default under this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities pursuant to this Article Nine concurrently with such incurrence);

              (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

              (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

              (viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

              Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

              Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13 and 4.01, 4.02,
7.07, 7.08, 9.04 and 9.06 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.05 and
9.06 shall survive.

              After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.04. Application of Trust Money.

              The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest such money or United States Government Obligations, except as it may agree in writing with the Company.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 9.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

              Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or United States Government Obligations held by it as provided in Section 9.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.05. Repayment to the Company.

              Subject to Sections 7.07, 9.01, 9.02 and 9.03, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Company shall, if requested by the Trustee or the Paying Agent, give the Trustee or such Paying Agent indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such payment and provided, further, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.06. Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 9.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01. Without Consent of Holders.

              The Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

              (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

              (b) to evidence the succession of another Person to the Company and/or to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

              (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

              (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

              (e) to make any change that would provide any additional benefit or rights to the Holders;

              (f) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

              (g) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee in connection with any transaction complying with Article Five of this Indenture;

              (h) to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

              (i) to secure the Securities pursuant to the requirements of
         Section 4.18 or otherwise; or

              (j) to reflect the release of a Guarantor from its obligations with respect to its Guarantee or to add a Guarantor, in each case pursuant to the requirements of Section 4.19;

provided, however, that the Company delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

              After an amendment or supplement under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 10.02. With Consent of Holders.

              Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

              (a) reduce the amount of Securities whose Holders must consent to an amendment;

              (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

              (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

              (d) make any Securities payable in money other than that stated in the Securities;

              (e) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on each Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Securities to waive Defaults or Events of Default;

              (f) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated;

              (g) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities or a Guarantee in a manner which adversely affects the Holders in any material respect;

              (h) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

              (i) modify Section 4.20 of this Indenture in any manner adverse to a Holder of Securities.

              It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03. Compliance with Trust Indenture Act.

              Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

              Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

              After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(a) through (i) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05. Notation on or Exchange of Securities.

              If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, etc.

              The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


                                 ARTICLE ELEVEN

                                    GUARANTEE


SECTION 11.01. Unconditional Guarantee.

              Each Guarantor hereby unconditionally, jointly and severally, guarantee to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.03. Each Guarantor hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agree that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

SECTION 11.02. Severability.

              In case any provision of this Article Eleven shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Limitation of Guarantor's Liability.

              Each Guarantor and by their acceptance hereof each Holder and the Trustee, hereby confirm that it is the intention of all such parties that each Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law. To effectuate the foregoing intention, the Holders, each Guarantor hereby irrevocably agree that the obligations of each Guarantor under each Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor pursuant to Section 11.04, result in the obligations such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 11.04. Contribution.

              In order to provide for just and equitable contribution among Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.03, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations under a Guarantee.

SECTION 11.05. Execution of Guarantee.

              To further evidence each Guarantee to the Holders, each of the Guarantors hereby agrees to execute a guarantee to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a guarantee. Each such guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee on behalf of such Guarantor. Such signature upon the guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case such officer who shall have signed the guarantee shall cease to be such officer before the Security on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.06. Subordination of Subrogation and Other Rights.

              Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under a Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.


                                 ARTICLE TWELVE

                             [INTENTIONALLY OMITTED]



                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


SECTION 13.01. Trust Indenture Act Controls.

              This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

              The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

              Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier guaranteeing next day delivery, or mailed by first-class mail (registered or certified, return receipt requested) addressed as follows:

                  if to the Company or a Guarantor:

                  9304 Forest Lane, Suite 200
                  Dallas, Texas  75243

                  Attention:  Chief Executive Officer

                  Facsimile:   (214) 343-9203
                  Telephone:   (214) 343-7800

                  with a copy to:

                  Sentinel Capital Partners
                  777 Third Avenue, 32nd Floor
                  New York, New York

                  Attention:  David S. Lobel, Managing Partner

                  Facsimile:   (212) 688-6513
                  Telephone:   (212) 688-3100

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022-4675

                  Attention:  Lance C. Balk, Esq.

                  Facsimile:   (212) 446-4900
                  Telephone:   (212) 446-4800

                  if to the Trustee:

                  The United States Trust Company New York
                  114 West 47th St., 25th Floor
                  New York, NY  10036-1532

                  Attention:  Gerard Ganey
                              Corporate Trust Administration

                  Facsimile:   (212) 852-1626
                  Telephone:   (212) 852-1664

              Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

              Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

              Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

              All notices and communications (other than those sent to the Trustee or the Holders) shall be deemed to have been duly given upon delivery if by hand or overnight courier and three Business Days after being deposited in the mail, postage prepaid. Any notice or communication to the

Trustee shall be deemed to have been given to the Trustee when actually received by the Trustee at its address as provided herein.

SECTION 13.03. Communications by Holders with Other Holders.

              Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

              Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee at the request of the Trustee:

         (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

              The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law.

              The laws of the State of New York shall govern this Indenture, the Securities and each Guarantee without regard to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 13.08. No Recourse Against Others.

              A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. All obligations under this Indenture and the Securities shall be expressly non-recourse to the partners of the Company in their capacities as such; the partners shall not be liable for any claim based on, in respect of or by reason of such obligations or their creation or bear any costs or expenses in connection with this Indenture, the issuance and sale of the Securities or any transactions contemplated hereby or thereby, and each Holder by accepting a Security waives and releases any such obligations and liability.

SECTION 13.09. Successors.

              All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors.

SECTION 13.10. Counterpart Originals.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. Severability.

              In case any provision in this Indenture, in the Securities or in a Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret another indenture, loan or debt agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Legal Holidays.

              If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                                   SIGNATURES


              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                          ROMACORP, INC.


                                          By:
                                              Name:
                                              Title:


                                          By:
                                              Name:
                                              Title:


                                          ROMA SYSTEMS, INC.


                                          By:
                                              Name:
                                              Title:


                                          ROMA DINING LP


                                          By:
                                              Name:
                                              Title:


                                          ROMA HOLDINGS, INC.


                                          By:
                                              Name:
                                              Title:

                                          ROMA HUNTINGTON BEACH, INC.


                                          By:
                                              Name:
                                              Title:


                                          ROMA BAR MANAGEMENT CORPORATION


                                          By:
                                              Name:
                                              Title:


                                          ROMA FORT WORTH, INC.


                                          By:
                                              Name:
                                              Title:


                                          UNITED STATES TRUST COMPANY OF NEW
                                              YORK, as Trustee


                                          By:
                                              Name:
                                              Title:

                           [FORM OF SERIES A SECURITY]

              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

              THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                 ROMACORP, INC.

                       12% Senior Note due 2006, Series A

                                                                   CUSIP No.:[ ]

No. [   ]                                                             $[       ]

              ROMACORP, INC., a Delaware corporation (the "Company", which term includes any successor) for value received promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars, on July 1, 2006.

              Interest Payment Dates: January 1 and July 1, commencing on January 1, 1999.

              Interest Record Dates: December 15 and June 15

              Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                          ROMACORP, INC.


                                          By:
                                              Name:
                                              Title:


                                          By:
                                              Name:
                                              Title:



Dated:  [   ]

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

              This is one of the 12% Senior Notes due 2006, Series A, described in the within-mentioned Indenture.

Dated: [    ]
                                           UNITED STATES TRUST COMPANY OF NEW
                                               YORK, as Trustee


                                           By:
                                                   Authorized Signatory

                              (REVERSE OF SECURITY)

                                 ROMACORP, INC.


                       12% Senior Note due 2006, Series A


1.       Interest.

              ROMACORP, INC., a Delaware corporation (the "Company," which term shall include any successor) promises to pay cash interest on each Interest Payment Date on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 1, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

              The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

              The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

              Initially, The United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.       Indenture and Guarantees.

              The Company issued the Securities under an Indenture, dated as of July 1, 1998 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as their 12% Senior Notes due 2006, Series A, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $100,000,000 which may be issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of

1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

5.       Optional Redemption.

              The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2003, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                                                       Redemption
                         Year                             Price
                         ----                             -----
                 2003                                    106.00%
                 2004                                    104.00%
                 2005 and thereafter                     102.00%


6. Optional Redemption upon Public Equity Offerings and Strategic Equity Investments.

              In addition, at any time, or from time to time, on or prior to July 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Investments (each as defined in the Indenture) to redeem the Securities at a redemption price equal to 112.00% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering or Strategic Equity Investments, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

7.       Notice of Redemption.

              In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the

Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

8.       Change of Control Offer.

              Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

9.       Limitation on Disposition of Assets.

              The Company is, subject to certain conditions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment
Date) with the excess proceeds of certain asset dispositions.

10.      Denominations; Transfer; Exchange.

              The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.      Persons Deemed Owners.

              The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.      Unclaimed Funds.

              If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.      Legal Defeasance and Covenant Defeasance.

              The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.

              Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.      Restrictive Covenants.

              The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

16.      Defaults and Remedies.

              If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

              The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

              No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company, or any Guarantor under the Securities, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. All obligations under the Indenture, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities shall be expressly non-recourse to affiliates of the Company in their capacities as such, and by purchasing the Securities, each holder of Securities waives any such liability of any affiliate of the Company under the Indenture, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities. The affiliates of the Company shall not be liable for any claim based on, in respect of or by reason of such obligations or their creation or bear any costs or expenses in connection with the Indenture, the Initial Securities, the Private Exchange Securities or the Unrestricted Securities or any transaction contemplated thereby.

19.      Authentication.

              This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.      Abbreviations and Defined Terms.

              Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

              Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Registration Rights.

              Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 12% Senior Note due 2006, Series B, of the Company which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23.      Governing Law.

              The laws of the State of New York shall govern the Indenture, this Security and any Guarantee without regard to principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

                               [FORM OF GUARANTEE]

                                SENIOR GUARANTEE

              The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such guaranty being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

              The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

              This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

              This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

              This Guarantee is subject to release upon the terms set forth in the Indenture.




                                          ROMA FRANCHISE CORPORATION


                                          By:
                                              Name:
                                              Title:


                                          ROMA SYSTEMS, INC.


                                          By:
                                              Name:
                                              Title:



                                          ROMA DINING LP


                                          By:

                                              Name:
                                              Title:


                                          ROMA HOLDINGS, INC.


                                          By:
                                              Name:
                                              Title:


                                          ROMA HUNTINGTON BEACH, INC.


                                          By:
                                              Name:
                                              Title:


                                          ROMA BAR MANAGEMENT CORPORATION


                                          By:
                                              Name:
                                              Title:


                                          ROMA FORT WORTH, INC.


                                          By:
                                              Name:
                                              Title:

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to


      (Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:___________________            Signed:__________________________________
                                            (Signed exactly as name appears
                                            on the other side of this Security)

                  Signature Guarantee:

                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


              If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

              If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $_____________

Dated:___________________        Your Signature:
                                            (Signed exactly as name appears
                                             on the other side of this Security)

                  Signature Guarantee:

                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B


                           [FORM OF SERIES B SECURITY]

                                 ROMACORP, INC.
                       12% Senior Note due 2006, Series B

                                                                   CUSIP No.:[ ]

No. [    ]                                                            $[     ]

              ROMACORP, INC., a Delaware corporation (the "Company", which term includes any successor) for value received promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars, on July 1, 2006.

              Interest Payment Dates: January 1 and July 1, commencing on January 1, 1999.

              Interest Record Dates: December 15 and June 15

              Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                       ROMACORP, INC.


                                       By:
                                           Name:
                                           Title:


                                       By:
                                           Name:
                                           Title:



Dated:  [   ]

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

              This is one of the 12% Senior Notes due 2006, Series B, described in the within-mentioned Indenture.

Dated: [       ]

                                          UNITED STATES TRUST COMPANY NEW YORK,
                                              as Trustee


                                          By:
                                               Authorized Signatory

                              (REVERSE OF SECURITY)

                                 ROMACORP, INC.


                       12% Senior Note due 2006, Series B


1.       Interest.

              ROMACORP, INC., a Delaware corporation (the "Company," which term shall include any successor) promises to pay cash interest on each Interest Payment Date on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 1, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

              The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

              The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

              Initially, The United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.       Indenture and Guarantees.

              The Company issued the Securities under an Indenture, dated as of July 1, 1998 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as their 12% Senior Notes due 2006, Series B, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $100,000,000, which may be issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of

1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

5.       Optional Redemption.

              The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2003, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                                                         Redemption
                           Year                             Price
                           ----                             -----
                 2003                                      106.00%
                 2004                                      104.00%
                 2005 and thereafter                       102.00%


6. Optional Redemption upon Public Equity Offerings and Strategic Equity Investments.

              In addition, at any time, or from time to time, on or prior to July 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Investments (each as defined below) to redeem the Securities at a redemption price equal to 112.00% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering or Strategic Equity Investments, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

7.       Notice of Redemption.

              In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the

Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

8.       Change of Control Offer.

              Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

9.       Limitation on Disposition of Assets.

              The Company is, subject to certain conditions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment
Date) with the excess proceeds of certain asset dispositions.

10.      Denominations; Transfer; Exchange.

              The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.      Persons Deemed Owners.

              The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.      Unclaimed Funds.

              If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.      Legal Defeasance and Covenant Defeasance.

              The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.

              Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.      Restrictive Covenants.

              The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

16.      Defaults and Remedies.

              If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

              The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

              No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Securities, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. All obligations under the Indenture, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities shall be expressly non-recourse to the affiliates of the Company in their capacities as such, and by purchasing the Securities, each holder of Securities waives any such liability of any affiliates of the Company under the Indenture, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities. The affiliates of the Company shall not be liable for any claim based on, in respect of or by reason of such obligations or their creation or bear any costs or expenses in connection with the Indenture, the Initial Securities, the Private Exchange Securities or the Unrestricted Securities or any transaction contemplated thereby.

19.      Authentication.

              This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.      Abbreviations and Defined Terms.

              Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21. CUSIP Numbers.

              Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Governing Law.

              The laws of the State of New York shall govern the Indenture, this Security and any Guarantee without regard to principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

                               [FORM OF GUARANTEE]

                                SENIOR GUARANTEE

              The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such guaranty being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

              The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

              This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

              This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

              This Guarantee is subject to release upon the terms set forth in the Indenture.


                                        ROMA FRANCHISE CORPORATION


                                        By:
                                            Name:
                                            Title:


                                        ROMA SYSTEMS, INC.


                                        By:
                                            Name:
                                            Title:


                                        ROMA DINING LP


                                        By:
                                            Name:

                                            Title:


                                        ROMA HOLDINGS, INC.


                                        By:
                                            Name:
                                            Title:


                                        ROMA HUNTINGTON BEACH, INC.


                                        By:
                                            Name:
                                            Title:


                                        ROMA BAR MANAGEMENT CORPORATION


                                        By:
                                            Name:
                                            Title:


                                        ROMA FORT WORTH, INC.


                                        By:
                                            Name:
                                            Title:

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to


      (Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:___________________          Signed:____________________________________
                                          (Signed exactly as name appears
                                          on the other side of this Security)

                  Signature Guarantee:

                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


              If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

              If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $_____________

Dated:___________________         Your Signature:
                                            (Signed exactly as name appears
                                            on the other side of this Security)

                  Signature Guarantee:

                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES

              Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

         Re:      12% Senior Notes due 2006
                  (the "Securities") of Romacorp, Inc.

              This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

                  / /      has requested by written order that the Registrar
deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

                  / /      has requested the Registrar by written order to
exchange or register the transfer of a Physical Security or Physical Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require Registration under the Securities Act of 1933, as amended (the "Act"), because*:

                  / /      Such Security is being acquired for the Transferor's
own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

                  / /     Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

                  / /      Such Security is being transferred to an
institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture.

                  / /      Such Security is being transferred in reliance on
Rule 144 under the Act.

                  / /      Such Security is being transferred in reliance on and
in compliance with an exemption from the Registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor."



                                           [INSERT NAME OF TRANSFEROR]


                                           By: ___________________________
                                               [Authorized Signatory]


         Date:                 *Check applicable box.

                                                                       EXHIBIT E



                   Form of Transferee Letter of Representation


Romacorp, Inc.
c/o United States Trust Company New York
114 West 47th St., 25th Floor
New York, NY  10036-1532
Attention:  Corporate Trust Administration


                  Dear Sirs/Madam:

                  This certificate is delivered to request a transfer of $ principal amount of the 12% Senior Notes due 2006 (the "Notes") of Romacorp, Inc. (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name:
                  Address:
                  Taxpayer ID Number:

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause
(d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d) or (e) above to require the delivery of an Opinion of Counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated:  ______________________          TRANSFEREE:  _________________________


                                               By: